Exhibit (g)(v) under Form N-1A
                                             Exhibit 10 under Item 601/ Reg. S-K

                               CUSTODY AGREEMENT

       AGREEMENT, dated as of June 7, 2005 between the registered investment companies, on behalf of each Series of such registered investment companies, if any, listed on Schedule n to this Agreement, as it may be amended from time to time (each stand alone registered investment company and each Series a "Fund" and collectively the "Funds") and The Bank of New York, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 ("Custodian" or "Bank").

                                  WITNESSETH:

that for and in consideration of the mutual promises hereinafter set forth the Funds and Custodian agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       Whenever used in this Agreement, the following words shall have the meanings set forth below:

       1. "AUTHORIZED PERSON" shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund's board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a "Certificate annexed hereto as
Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

       2. "BNY AFFILIATE" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

       3. "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

       4. "BUSINESS DAY" shall mean any day on which Custodian and relevant Depositories are open for business.

       5. "CERTIFICATE" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of a Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

       6. "COMPOSITE CURRENCY UNIt" shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

       7.  "DEPOSITORY"  shall  include  (a)  the  Book-Entry  System,  (b)  the
Depository Trust Company, { c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

       8. "FOREIGN DEPOSITORY" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

       9. "INSTRUCTIONS" shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, or dedicated transmission lines.

       10. "ORAL INSTRUCTIONS" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

       11. "SERIES" shall mean a "series company" as defined in Rule 18f-2(a) promulgated under the Investment Company Act of 1940.

       12. "SECURITIES" shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian).

       13. "SUBCUSTODIAN" shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, and their respective successors and nominees.

                                   ARTICLE II
                      APPOINTMENT OF CUSTODIAN; ACCOUNTS;
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

       1. (a) The Fund hereby appoints Custodian as Custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Fund in which Custodian will hold Securities and cash as provided herein. Custodian shall maintain books and records segregating the assets of each Fund from the assets of any other Fund. Such accounts (each, an "Account"; collectively, the "Accounts") shall be in the name of each Fund.

             (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and Custodian may agree upon (each a "Special Account"), and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

             (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instruction such accounts on such terms and conditions as the Fund and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as a Fund may specify in a Certificate or Instructions.

       2. Each Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by a Fund, that:

             (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

             (b) This Agreement has been duly authorized by resolution of the Funds' boards, executed and delivered by each Fund, constitutes a valid and legally binding obligation of each Fund, enforceable in accordance with its terms, and there is no statute, regulation, role, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

             (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

             (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

             (e) Its foreign custody manager, if the foreign custody manager is not the Custodian, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "'40 Act"), has determined that use of each Subcustodian (including any Replacement Custodian) which Custodian is authorized to utilize in accordance with Section 1 (a) of Article ill hereof satisfies the applicable requirements of the '40 Act and Rule 17f-5 thereunder;

             (f) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person, to safeguard and treat with reasonable care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

             (g) It shall manage its borrowings, including, without limitation any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Fund does not exceed the amount such Fund is permitted to borrow under the '40 Act;

             (h) Its transmission or giving of, and Custodian acting upon and in reliance on Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the '40 Act; and

             (i) It has the right to grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as Custodian may require to assure such priority;

             (j) Each Fund or its investment adviser has considered the custody risks of maintaining assets with each Foreign Depository with which it maintains its assets.

             (k) Each Fund shall cause procedures to be maintained on the manner in which Instructions pursuant to which cash is distributed shall be given to Custodian.

       3. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian's request a Form FR U-1 (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U .

       4. The Bank hereby represents and warrants, which representations and warranties shall be continuing that:

             (a) It is a bank having the qualifications prescribed in paragraph (1) of section 26(a) of the '40 Act;

             (b) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

             (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

             (d) In connection with the Funds' obligations under Rule 38a-l of the 1940 Act the Bank agrees as follows:

             (1) the Bank agrees to reasonably cooperate with the Funds and the Funds' Chief Compliance Officer in the administration of the Funds' compliance program ("Compliance Program") as required by the Securities and Exchange Commission ("SEC");

             (2)    the   Bank  has  implemented  and  maintains  policies   and
procedw.-es reasonably designed to prevent, detect and promptly correct any violations of Federal Securities Laws with respect to services the Bank provides to the Funds ("Compliance Procedures");

             (3) the Bank Will provide summaries of any Compliance Procedures that may affect in any material respect, the services provided hereunder by the Bank to the Funds;

             (4) the Bank periodically reviews the adequacy of such Compliance Procedures and the effectiveness of their implementation and upon the request of a Fund, Will provide the then current interval between such reviews;

             (5) in the event that an officer or employee of the Bank administering this Agreement has actual knowledge of the occurrence of a "Material Compliance Matter" (as defined in Rule 38a-l(e)(2)) which the Bank reasonably believes is related to or Will affect the Fund, the Bank will, if permitted by law and the Bank's regulators, notify the Fund of such occurrence;

             (6) except where prohibited bylaw, regulation or rule or as may be directed or instructed by the Bank's regulators, the Bank agrees to notify the Funds following quarter-end of any inspections by, or other inquiries received from, the SEC or any other regulatory or law enforcement agency after the date of this certification, which relate to the services provided by the Bank to the Funds hereunder. For the avoidance of doubt, such notification obligation shall be satisfied if the notice is contained in any publicly available regulatory filing.

             (d) The Bank will maintain throughout the term of this Agreement, such contingency plans as it reasonably believes to be necessary and appropriate to recover its operations from the occurrence of a disaster and which are consistent with any statue or regulation to which it is subject that imposes business resumption and contingency planning standards. The Bank agrees to provide the Funds With a summary of its contingency plan as it relates to the systems used to provide the services hereunder and to provide the Funds with periodic updates of such summary upon the Funds' reasonable request.

                                  ARTICLE LLI
                          CUSTODY AND RELATED SERVICES

       1. (a) Subject to the terms hereof, each Fund hereby authorizes Custodian to hold any Securities received by it from time to time for the Fund's account. Custodian shall be entitled to utilize, subject to subsection (c) of this Section I, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection With its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity .Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian's agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular Subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository Will beheld in a commingled account, in the name of Custodian, holding only Securities held by Custodian as Custodian for its customers.

Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly, through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the "Replacement Subcustodian"). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund's foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the' 40 Act and Rule 17f-5 thereunder.

             (b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of a Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

             (c) With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by a Fund, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

             (d)    With  respect  to each Foreign Depository,  Custodian  shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

       2.    Custodian  shall  furnish   the   Fund  with  an  advice  of  daily
transactions (including a confirmation of each transfer of Securities) and a monthly summary of all transfers to or from the Accounts.

       3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

             (a) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

             (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;

             (c) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

             (d)    Execute,  as  Custodian,  any  certificates   of  ownership,
affidavits, declarations or other certificates under any tax. laws now or hereafter in effect in connection with the collection of bond and note coupons;

             (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

             (f) Endorse for collection checks, drafts or other negotiable instruments.

                    (1) Custodian shall notify the Fund of rights or discretionary actionswith respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian,
                    Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund.

                    (2) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund's Certificate or Instructions at Custodian's offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Fund). Absent Custodian's timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

       4. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. For Securities issued in the United States, Custodian's only duty shall be to mail to the Fund ally documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. With respect to Securities issued outside of the United States, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country which such securities are issued. Notwithstanding the foregoing, the Custodian's only duty shall be to provide the Funds with access to a provider of global proxy services at the Fund's request and to coordinate the provision of services between each Fund and the global proxy service provider. The Fund shall be responsible for all costs associated with its use of such services.

       5. Custodian shall promptly advise the Fund upon Custodian's actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

       6. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing. ,

       7. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto ("Taxes"), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security .In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty .In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. The Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns notwithstanding the termination of this Agreement.

       8. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient cash denominated in U .S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

             (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish roles or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

       9. Until such time as Custodian receives a certificate to the contrary with respect to a particular Security, Custodian may release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

                                  ARTICLE IV
                        PURCHASE AND SALE OF SECURITIES;
                               CREDITS TO ACCOUNT

       1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian,

       2. Custodian shall release and deliver securities owned by a Fund which are held by the Custodian or in a Depository account of the Custodian only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties. Unless an Instruction states to the contrary, Custodian shall only release and deliver securities from the account of a Fund upon receipt of payment thereof, In the case of a sale through a Depository, the Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Depository that payment for such securities has been transferred to the account of the Custodian at the Depository, and {ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

       3. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall payout moneys of a Fund upon the purchase of securities for the account of the Fund against the delivery of such securities to the Custodian. In the case of a purchase effected through a Depository the Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the Depository that such securities have been transferred to the account of the Custodian at the Depository, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund.

       4. Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

       1. If Custodian should in its sole discretion advance funds on behalf of any Fund which results in an overdraft {this shall specifically not include any day-light overdraft) because the money held by Custodian in an Account for such Fund shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Fund, as set forth ill a Certificate, Instructions or Oral Instructions, or if an overdraft arises in the separate account of a Fund for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency, or if the Fund is for any other reason indebted to Custodian with respect to a Fund due to a borrowing from a Fund from the Custodian, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Fund for such Fund payable on demand and shall bear interest from the date incurred at a rate per annum as disclosed on the Fee Schedule between the Funds and Custodian, as such Fee Exhibit may be amended from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Fund at any time held by Custodian for the benefit of such Fund or in which such Fund may have an interest (which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Fund's credit on Custodian's books. Notwithstanding, anything in this Agreement to the contrary, provided that Custodian and a Fund are parties to a Custodial Undertaking in Connection with Master Repurchase Agreement or a Subcustodial Undertaking in Connection with Master Repurchase Agreement (collectively the "Custodial Undertakings"), Custodian agrees that any securities held by Custodian in connection with a repurchase agreement entered into by such Fund and subject to the Custodial Undertakings shall not be subject to any security interest, lien or right of setoff by Custodian or any third pep claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any such securities.

       2. If the Fund borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Fund to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing,
(d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the '40 Act and the Fund's prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Fund, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

                                   ARTICLE VI
                         SALE AND REDEMPTION OF SHARES

       1.    Whenever  the  Fund  shall  sell  any  shares  issued by  the  Fund
("Shares") it shall deliver to Custodian a Certificate or, Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Fund.

       2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Fund for which such money was received.

       3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Fund.

       4. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, Custodian, unless otherwise instructed by a Certificate or Instructions, shall, upon presentment of such check;, charge the amount thereof against the money held in the Account of the Fund of the Shares being redeemed, provided, that if the Fund or its agent timely advises Custodian that such check is not to be honored, Custodian shall return such check unpaid.

                                  ARTICLE VII
                     PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

       1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Fund specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

       2. Upon the payment date specified in such Instructions or Certificate, Custodian shall payout of the money held for the account of such Fund the total amount payable to the dividend agent of the Fund specified therein.

                                 ARTICLE VIII
                              CONCERNING CUSTODIAN

       1. (a) The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that the Custodian shall be held to different standard of care of imposed by any other provision of this Agreement or imposed upon Custodian by any applicable law or regulation, which by its terms cannot be contractually modified or waived. Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees (collectively, "Losses"), incurred by or asserted against the Fund, except those Losses arising out of Custodian's own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian' s failure to fulfill its duties hereunder. With respect to any Losses incurred by the Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian's sole responsibility and liability to the Fund shall be limited to amounts so received from such Subcustodian ( exclusive of costs and expenses incurred by Custodian). In no event shall Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable: (i) for acting in accordance with any Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for acting in accordance with Instructions without reviewing the same; (iii) for conclusively presuming that all Instructions are given only by person(s) duly authorized; (00 for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (y) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (yi) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (yii) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository, or, except to the extent such action or inaction is a direct result of the Custodian's failure to fulfill its duties hereunder, any Foreign Depository; or (yiii)l for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

             (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

             (c) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian's own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement.

       2. Without limiting the generality of the foregoing, Custodian sep be under no obligation to inquire into, and shall not be liable for:

             (a) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market;

             (b) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

             (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

             (d) The legality of the declaration or payment of any dividend or distribution by the Fund;

             (e)    The legality of any borrowing by the Fund;

             (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due;

             (g) The sufficiency or value of any amounts of money and/or Securities held in any Special Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian's receiptor non-receipt of any such payment; or

             (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of a Fund are such as properly may be held by the Fund under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

       3. Custodian may, with respect to questions of law specifically regarding an Account, obtain the advice and opinion of counsel to the independent trustees of a Fund or other counsel that is mutually agreed upon by the Funds and the Custodian and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

       4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

       5.    Custodian  shall  have no duty or responsibility to  inquire  into,
make  recommendations,  supervise,   or   determine   the   suitability  of  any
transactions affecting any Account.

       6. The Fund shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian's standard rates for such services as maybe applicable. The Fund shall reimburse Custodian for all costs associated with the conversion of the Fund's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. The Fund shall also reimburse Custodian, at cost, for out-of-pocket expenses which are a normal incident of the services provided hereunder.

       7. Custodian has the right to debit any cash account for any amount payable by the Fund in connection with any and all obligations of the Fund to Custodian. In addition to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

       8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund's use thereof shall be subject to the Terms and Conditions attached as Appendix J hereto, and Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

       9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the '40 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

       10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

       11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

                                  ARTICLE IX
                                  TERMINATION

       1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor Custodian or Custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor Custodian or Custodians. In the absence of such designation by the Fund, Custodian may designate a successor Custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor Custodian on that date deliver directly to the successor Custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting an fees, expenses and other accounts for the payment or reimbursement of which it shall then be entitled.

       2. If a successor Custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own Custodian and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE X
                                 MISCELLANEOUS

       1. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

       2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

       3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 5800 Corporate Drive, Pittsburgh PA, J5237-7000 or at such other place as the Fund may from time to time designate in writing.

       4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

       5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

       6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

       7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

       8. The Custodian is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of those registered investment companies which are business trusts and agrees that the obligations and liabilities assumed by a registered investment company or any Series pursuant to this Agreement, including, without limitation, any obligation or liability to indemnify the Custodian, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the registered investment company or Series, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian involving more than one Fund, the Trustees or Officers of such Funds shall have the exclusive right to determine the appropriate allocations of liability for any claim between or among the Funds.

       9. The Bank hereby represents and warrants that it has implemented and shall maintain appropriate measures designed to satisfy the requirements of federal and New York law applicable to the Bank with respect to the confidentiality of the portfolio holdings and transactions of each Fund. Upon request, the Bank shall annually make available to each Fund such summaries or audit reports, including any SAS 70 report, as the Bank generally makes available to its similar customers.

       IN WITNESS WHEREOF, the Funds and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                 Each of the registered investment companies or series thereof listed on Schedule II to this Agreement


                                 By:  /s/ Richard J. Thomas
                                 Title:  Treasurer

                                 THE BANK OF NEW YORK


                                 By:  /s/ Edward G. McGann
                                 Title: EDWARD G. McGANN
                                          MANAGING DIRECTOR

                                   SCHEDULE I
                       CERTIFICATE OF AUTHORIZED PERSONS
                   (THE FUND - ORAL AND WRITTEN INSTRUCTIONS)

       The undersigned hereby certifies the he is the duly elected and acting Treasurer of the Funds, and further certifies that the following persons have been duly authorized by each Funds' Board of Trustees/Directors to deliver Certificates and Oral Instructions to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Funds and Custodian dated June 7, 2005, and that the signatures appearing opposite their names are true and correct:

Leslie Ciferno         Trader                  /s/ Leslie Ciferno       /s/ LC
Name                   Title                   Signature                Initials

Adam Cohen             Assistant Trader        /s/ Adam Cohen           /s/ ASC
Name                   Title                   Signature                Initials
                       AVP, Trading
Karol Crummie          Operations Manager      /s/ Karol Crummie        /s/ KC
Name                   Title                   Signature                Initials

Timothy Gannon         Senior Trader           /s/ Timothy Gannon       /s/ TG
Name                   Title                   Signature                Initials

Tracey Lusk            AVP, Senior Trader      /s/ Tracey L. Lusk       /s/ TLL
Name                   Title                   Signature                Initials

Karl Mocharko          AVP, Senior Trader      /s/ Karl Mocharko        /s/ KM
Name                   Title                   Signature                Initials

Joseph Mycka           Senior Trader           /s/ Joseph Mycka         /s/ JM
Name                   Title                   Signature                Initials

Jeffrey Petro          VP, Senior Trader       /s/ Jeffrey Petro        /s/ JP
Name                   Title                   Signature                Initials

Charles Stafford       Trader                  /s/ Charles Stafford     /s/ CS
Name                   Title                   Signature                Initials

Richard Tito           SVP, Head Trader        /s/ Richard Tito         /s/ RT
Name                   Title                   Signature                Initials
                       VP Fixed Income
Timothy Trebilcock     Trader                  /s/ Timothy Trebilcock   /s/ TT
Name                   Title                   Signature                Initials

Patrick Benacci        Asst. Trader            /s/ Patrick Benacci      /s/ PDB
Name                   Title                   Signature                Initials

James Grant            AVP, Senior Trader      /s/ James Grant          /s/ JG
Name                   Title                   Signature                Initials

Rae Ann Rice           Sr. Trader, AVP         /s/ Rae Ann Rice         /s/ RAR
Name                   Title                   Signature                Initials

George Wright          Sr. Trader, AVP         /s/ George B. Wright     /s/
Name                   Title                   Signature                Initials
                       Trade Support
Marjorie Beatty        Associate               /s/ Marjorie L. Beatty   /s/ MB
Name                   Title                   Signature                Initials
                       Trade Support
Lynn C. Till           Associate               /s/ Lynn C. Till         /s/ LCT
Name                   Title                   Signature                Initials
                       Trade Support
Joseph Varrati         Associate               /s/ Joseph Varrati       /s/ JV
Name                   Title                   Signature                Initials

Jonathan C. Conley     Senior Vice President   /s/ Jonathan C. Conley   /s/ JCC
Name                   Title                   Signature                Initials

Deborah A. Cunningham  Sr. Portfolio Manager   /s/ Deborah Cunningham   /s/ DAC
Name                   Title                   Signature                Initials

Susan R. Hill          Portfolio Manager       /s/ Susan R. Hill        /s/ SRH
Name                   Title                   Signature                Initials
                       Portfolio Manager/
William R. Jamison     Analyst                 /s/ William R. Jamison   /s/ WRJ
Name                   Title                   Signature                Initials

Joseph M. Natoli       Portfolio Manager       /s/ Joseph M. Natoli     /s/ JMN
Name                   Title                   Signature                Initials
                       CIO, SVP,
Mary Jo Ochson         Portfolio Manager       /s/ Mary Jo Ochson       /s/ MJO
Name                   Title                   Signature                Initials

Michael Sirianni       VP                      /s/ Michael Sirianni     /s/ MS
Name                   Title                   Signature                Initials

Paige Wilhelm          Portfolio Manager       /s/ Paige Wilhelm        /s/ PMW
Name                   Title                   Signature                Initials

The following individuals shall be authorized to provide the Custodian with Certificates and Instructions solely with regard to the payment of any expenses or liability incurred by a Fund, including, but not limited to the following payments for the account of the Fund: interest, taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses.

                       Fund Tax Manager
Diane C. Allsworth     AVP                     /s/ Diane C. Allsworth   /s/ DCA
Name                   Title                   Signature                Initials

Kristin M. Altschaffl  Fund Treasury Manager   /s/ Kristin M. Altschaffl/s/ KMA
Name                   Title                   Signature                Initials

Keith A. Antle         Tax Director            /s/ Keith A. Antle       /s/ KAA
Name                   Title                   Signature                Initials

Ronald J. Ecoff, Jr.   FFO, Director           /s/ Ronald J. Ecoff, Jr. /s/ RJE
Name                   Title                   Signature                Initials

Allison Gerber         Fund Treasury Manager   /s/ Allison Gerber       /s/ AG
Name                   Title                   Signature                Initials

Charles W. McHugh      Fund Treasury Manager   /s/ Charles W. McHugh    /s/ CM
Name                   Title                   Signature                Initials
                       Fund Treasury
Deborah M. Molini      Director/VP             /s/ Deborah M. Molini    /s/ DMM
Name                   Title                   Signature                Initials

Richard N. Paddock     Vice President          /s/ Richard N. Paddock   /s/ RP
Name                   Title                   Signature                Initials
                       Fund Treasury
Beverly L. Pirker      Manager/AVP             /s/ Beverly L. Pirker    /s/ BLP
Name                   Title                   Signature                Initials
                       Fund Treasury
Gretchen M. Shoup      Manager/AVP             /s/ Gretchen M. Shoup    /s/ GMS
Name                   Title                   Signature                Initials
                       Fund Tax
Sean A. Suchko         Manager/AVP             /s/ Sean A. Suchko       /s/ SS
Name                   Title                   Signature                Initials

Richard J. Thomas      Fund Treasurer/SVP      /s/ Richard J. Thomas    /s/ RJT
Name                   Title                   Signature                Initials
                       Fund Treasury
Tatiana M. Yewisiak    Manager                 /s/ Tatiana M. Yewisiak  /s/ TMY
Name                   Title                   Signature                Initials

       This certificate supersedes any certificate of Authorized Person you may currently have on file.

[seal]                                  By:  /s/ Richard J. Thomas
                                        Title:  Treasurer
Date:  June 7, 2005

                                  SCHEDULE II

 Federated Capital Reserves Fund a portfolio of Money Market Obligations Trust

Federated Government Reserves Fund a portfolio of Money Market Obligations Trust

    Federated Municipal Trust a portfolio of Money Market Obligations Trust

                                   APPENDIX I

                              THE BANK OF NEW YORK

                  ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                              TERMS AND CONDITIONS

       1. License; Use. Upon delivery to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person of the Fund of software enabling the Fund to obtain access to the System (the "Software"), Custodian grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Custodian in connection with the Account(s). The Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software. The Fund acknowledges that Custodian and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by Custodian or its suppliers. The Fund shall not take any action with respect tot the Software inconsistent with the foregoing acknowledgement, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not coy, sell, lease or provide, directly or indirectly, any of the Software of any portion thereof to any other person or entity without Custodian's prior written consent. The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Custodian's request.

       2. Equipment. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

       3. Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian or its suppliers. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the Software license granted herein for any reason, the Fund shall return to Custodian any and all copies of the Information which are in its possession or under its control.

       4. Modifications. Custodian reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without the Custodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

       5. NO REPRESENTATIONS OR WARRANTIES. CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE FUND ACKNOWLEDGES THAT THE SOFTWARE, SERVICES AND ANY DATABASE ARE PROVIDED "AS IS." IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF CUSTODIAN OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL CUSTODIAN OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

       6. Security; Reliance; Unauthorized Use. The Fund will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care, and it will establish internal control and safekeeping procedures to restrict the availability of the same to persons duly authorized to give Instructions. Custodian is hereby irrevocably authorized to act in accordance with and rely on Instructions received by it through the System. The Fund acknowledges that it is its sole responsibility to assure that only persons duly authorized use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

       7. System Acknowledgements. Custodian shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by Custodian.

       8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF CUSTODIAN DELIVERED THE SOFTWARE TO THE FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORTER ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

       9. ENCRYPTION. The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Fund agrees that Custodian may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

                    JOINT TRADING ACCOUNT CUSTODY AGREEMENT

                           (REPURCHASE TRANSACTIONS)

       Agreement made as of June 7, 2005, between the Funds listed on Schedule I hereto (individually, a "Fund"; collectively, the "Funds") and The Bank of New York (the "Custodian").

                                   WITNESSETH

       WHEREAS, Custodian is presently the custodian for each Fund pursuant to a separate custody agreement between such Funds and Custodian (each, a "Custody Agreement"; collectively, the "Custody Agreements"); and

       WHEREAS, the Funds are permitted to enter into repurchase transactions through joint trading accounts; and

       WHEREAS, Custodian is willing to act as custodian of the assets of each Fund maintained in joint trading accounts in accordance with the Custody Agreements and this Agreement; and

       WHEREAS, all capitalized terms used by not defined herein shall have the meanings given them in the Custody Agreements;

       NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

       1. The Funds hereby request Custodian to establish and maintain certain joint trading accounts (the "Joint Trading Accounts") to be used by the Funds for the purpose of engaging in repurchase transactions. Custodian agrees to establish and maintain the Joint Trading Accounts and hold cash transferred to the Joint Trading Account as provided herein.

       2. On each business day that Funds intend to enter into repurchase transactions through a Joint Trading Account, an Authorized Person shall on behalf of the applicable Funds deliver to Custodian a Certificate or Written Instructions disclosing each Fund's interest in the monies transferred to each Joint Trading Account. Upon transfer on monies from the Joint Trading Account against receipt of securities into Joint Trading Account or a similar Joint Trading Account established by a subcustodial bank pursuant to repurchase transactions ("Repo Assets"), Custodian shall confirm to each Fund the purchase of its proportionate interest in the Repo Assets, and shall identify such interest in Custodian's books and records as belonging to such Fund by including the Funds' Certificate or Written Instructions in the books and records of all appropriate Funds or otherwise. The following business day Custodian shall transfer the monies received upon completion of repurchase transactions from each Joint Trading Account or from a similar Joint Trading Account established at a bank pursuant to a Subcustodial Undertaking in connection with a Master Repurchase Agreement, plus any accrued income received, to each Fund's Account in proportion to such Fund's interest in such repurchase transactions.

       3. If Custodian in its sole discretion advances funds, or if there shall arise for whatever reason an overdraft or other indebtedness in connection with a Joint Trading Account, such advance, overdraft or indebtedness shall be deemed a loan made by Custodian to a Fund to which such advance, overdraft or indebtedness relates, payable on demand and bearing interest pursuant to the terms of such Fund's Custody Agreement with Custodian. The Funds agree to furnish to Custodian promptly (and in any event by the close of business on the day of such advance, overdraft or indebtedness) with a Certificate or Written Instructions identifying each Fund to which such advance, overdraft or indebtedness relates, and the amount allocable to such Fund. In order to secure repayment of each Fund's indebtedness to Custodian hereunder, each Fund hereby agrees that Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund either hereunder or under Such Fund's Custody Agreement with Custodian, or in which the Fund may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting in Custodian's behalf, including in its behalf as Custodian under the Fund's Custody Agreement with Custodian. Each Fund authorizes Custodian, in its sole discretion, at any time to charge any advance, overdraft or indebtedness together with interest due thereon against any balance of accounts standing to the Fund's credit on the books of Custodian, including those books maintained by Custodian in its capacity as Custodian for the Fund under is Custody Agreement with the Fund. Notwithstanding, anything in this Agreement to the contrary, provided that Custodian and a Fund are parties to a Custodial Undertaking in Connection with Master Repurchase Agreement (collectively, the "Custodial Undertakings"), Custodian agrees that any securities held by Custodian in connection with a repurchase agreement entered into by such Fund and subject to the Custodian Undertakings shall not be subject to any security interest, lien or right of setoff by Custodian or any third party claiming through Custodian and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party an interest in, any such securities.

       3. It is expressly understood and agreed that in performing hereunder, Custodian is relying solely upon information contained in Certificates and Written Instructions received by it from time to time, has no independent knowledge of the terms and conditions of any repurchase transactions entered by or on behalf of any Funds, and shall have no duty to inquire into any of such terms and conditions nor any valuation responsibilities (including mark-to-market) with regard to securities and monies which are the subject of repurchase transactions hereunder. Custodian's sole responsibility in settling transactions through the Joint Trading Account shall be to receive and deliver securities and monies in accordance with instructions contained in Certificates and Written Instructions and to comply with paragraph 2 of this Agreement.

       4. Each Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each instruction given by each Fund, that

             (a) its execution and delivery of this Agreement and its performance hereunder has been duly authorized by its Board of Directors or Board of Trustees (as the case may be) and constitutes is several, but not joint, binding obligation;

             (b) the person or persons executing this Agreement on its behalf has and have been duly and properly authorized to do so;

             (c) upon allocation of any advance, overdraft or indebtedness to its account pursuant to paragraph 2 above, its total borrowings from all sources (including Custodian) shall be in conformity with the requirements and limitations set forth in the Investment Company Act of 1940, as amended, and its Prospectus.

       5. This Agreement is supplemental to the Custody Agreement between Custodian and each Fund and the assets of each Fund shall be maintained and administered by Custodian subject to the terms and conditions of the Custody Agreement. In the event of any conflict between the terms and conditions of this Agreement and the Custody Agreement of any Fund, the terms and conditions of this Agreement shall govern and control.

       6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof. This Agreement may not be amended or modified in any manner except by a written instrument executed by each Fund and Custodian. This Agreement may be terminated with respect to any Fund by either Custodian or such Fund upon thirty
(30) days prior written notice.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                        By:  /s/ Richard J. Thomas
                                        On behalf of each Fund listed on
                                        Schedule I hereto
                                        Title:  Treasurer

                                        THE BANK OF NEW YORK

                                        By:  /s/ Edward G. McGann
                                        Title:  Managing Director

                                   SCHEDULE I

 Federated Capital Reserves Fund a portfolio of Money Market Obligations Trust

Federated Government Reserves Fund a portfolio of Money Market Obligations Trust

    Federated Municipal Trust a portfolio of Money Market Obligations Trust

                             JOINT TRADING ACCOUNT

                      REPURCHASE TRANSACTION CONFIRMATION


       The Bank of New York hereby confirms the purchase by each Fund identified in the attached Certificate of its proportionate share of an undivided interest
in the securities transferred to the Joint Trading Account #        , as such
interests are set forth in the attached Certificate.


Date:

THE BANK OF NEW YORK



By:
(Authorized Signature)

                           FUND ACCOUNTING AGREEMENT

       AGREEMENT made as of this 7th day of June, 2005, by and between the registered investment companies listed on Schedule I to this Agreement, as it may be amended from time to time (each stand-alone registered investment company and each series company of a registered investment company a "Fund" and collectively the "Funds") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank").

                                  WITNESSETH:

       In consideration of the mutual agreements herein contained, the Funds and the Bank hereby agree as follows:

       1. The Funds hereby appoint the Bank to perform the duties hereinafter set forth.

       2. The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

       3. Subject to the provisions of paragraphs 4 and 5 below, the Bank shall compute the net asset value per share of each class of shares of each Fund listed on Schedule I hereto (all references to "Fund" shall be deemed to include all classes of the Fund) and shall value the securities held by each Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective registration statement or offering memorandum (the "Offering Materials") of each Fund, except that notwithstanding any language in the Offering Materials, in no event shall the Bank be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund. However, the Bank agrees to incorporate into its calculation of a Fund's net asset value any price or factor given by a Fund or by a third party valuation service upon instruction by a Fund.

       4. To the extent valuation of Securities or computation of a Fund's net asset value as specified in the Fund's then currently effective Offering Materials is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities and each Fund's net asset value, or subject to the prior approval of the Bank, instruct the Bank in writing to value the Securities and compute each Fund's net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. A Fund may also from time to time, subject to the prior approval of the Bank. Instruct the Bank in writing to compute the value of the Securities or a Fund's net asset value in a manner other than as specified in paragraph 3 of this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Offering Materials of the Fund. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Fund's net asset value.

       5. The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation as deemed reasonably necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund's liabilities and expenses. The Bank shall not be required to include as a Fund's liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value.
In calculating the prices for Securities the Bank will use the price services authorized by an authorized person for a Fund listed on Appendix B to this Agreement ("Authorized Pricing Services"). Such authorized person shall provide the list of authorized pricing services to the Bank in a writing signed by such authorized person substantially in the form of Appendix C to this Agreement.
The Bank shall be entitled to rely on the last Appendix C signed by an authorized person actually received by the Bank. A Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a Fund's Authorized Pricing Services. At any time and from time to time, a Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder. The Bank shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

       6. The Bank shall advise the Fund, the Fund's custodian and the Fund's transfer agent of the net asset value of each Fund upon completion of the computations required to be made by the Bank pursuant to this Agreement.

       7. The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of a Fund during the Bank's normal business hours, and shall be preserved for a period of seven (7) years. The Bank and the Fund's intend to enter into a Service Level Guidelines Agreement, that may be amended from time to time by the parties, that will outline the Fund's expectations with respect to specific services to be provided by the Bank and the operational mechanics of providing such services.

       8. All records maintained and preserved by the Bank pursuant to this Agreement which a Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of a Fund and shall be surrendered to a Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of a Fund, the Bank shall provide in hard copy or electronic format, whichever the Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and a Fund shall reimburse the Bank for its expenses or providing the same.

       9. The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of a Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; the amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event the Bank's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from Authorized Pricing Services, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

       10. The Bank shall not be required to inquire into any valuation of Securities or other assets by a Fund or any third party described in preceding paragraph 9 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

       11. The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by a Fund.

       12. The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss, malfunctions of utilities, computer (hardware or software) or communication services, accidents; labor disputes; acts of civil or military authority or governmental actions. Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed reasonably necessary by the Bank in the performance of its duties under this Agreement.

       13. No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kid. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with a Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

       14. The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the independent trustees of a Fund or counsel that is mutually agreed upon by a Fund and Bank and shall be entitled to rely on the advice or opinion of such counsel.

       15. The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of a Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions. The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive.

       16. Notwithstanding any other provision in this Agreement, the Bank shall have no duty or obligation with respect to, including without limitation, any duty or obligation to determine, or advise or notify a Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund; (b) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

       17. The Bank shall be held to a standard of reasonable care in carrying out the provisions of this Agreement except as otherwise provided in this Agreement. The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for any delays caused by circumstances beyond the Bank's control, unless such loss, damage or expense arises out of the negligence or willful misconduct of the Bank. In no event shall the Bank be liable to the Company or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

       18. Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

             (a) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 9 hereof or by or on behalf of a Fund;

             (b) Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without negligence or willful misconduct;

             (c) Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the independent trustees of a Fund;

             (d) Any improper use by a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

             (e) The method of valuation of the Securities, provided that such valuation is carried out in accordance with preceding paragraph 5 of this Agreement, and the method of computing each Fund's net asset value; or

             (f) Any valuations of Securities or net asset value provided by the Fund.

       19. In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

       20. Attached hereto as Appendix B is a list of persons duly authorized to give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund. From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

       21. The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

       22.   The Bank represents and warrants to each Fund that:

             (a) it has all requisite powers to execute and deliver this Agreement and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

             (b) it is conducting is business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

             (c) In connection with the Funds' obligations under Rule 38a-1 of the 1940 Act the Bank agrees as follows:

             (1) the Bank agrees to reasonably cooperate with the Funds and the Funds' Chief Compliance Officer in the administration of the Funds' compliance program ("Compliance Program") as required by the Securities an Exchange Commission ("SEC");

             (2) the Bank has implemented and maintains policies and procedures reasonably designed to prevent, detect and promptly correct any violations of Federal Securities Laws with respect to services the Bank provides to the Funds ("Compliance Procedures");

             (3) the Bank will provide summaries of such Compliance Procedures that may affect in any material respect, the services provided hereunder by the Bank to the Funds;

             (4) the Bank periodically reviews the adequacy of such Compliance Procedures and the effectiveness of their implementation and upon the request of a Fund, will provide the then current internal between such reviews;

             (5) in the event that an officer or employee of the Bank administering this Agreement has actual knowledge of the occurrence of a "Material Compliance Matter" (as defined in Rule 38a-1(e)(2)) which the Bank reasonably believes is related to or will affect the Fund, the Bank will, if permitted by law and the Bank's regulators, notify the Fund of such occurrence;

             (6) except where prohibited by law, regulations or rule or as may be directed or instructed by the Bank's regulators, the Bank agrees to notify the Funds following quarter-end of any inspections by, or other inquiries received from, the SEC or any other regulatory or law enforcement agency after the date of this certification, which relate to the services provided by the Bank to the Funds hereunder. For the avoidance of doubt, such notification obligation shall be satisfied if the notice is contained in any publicly available regulatory filing.

             (d) The Bank will maintain throughout the term of this Agreement, such contingency plans as it reasonably believes to be necessary and appropriate to recover its operations from the occurrence of a disaster and which are consistent with any statute or regulations to which it is subject that imposes business resumption and contingency planning standards. The Bank agrees to provide the Funds with a summary of its contingency plan as it relates to the systems used to provide the services hereunder and to provide the Funds with periodic updates of such summary upon the Funds' reasonable request.

       23. This Agreement shall not be assignable by a Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of each Fund.

       24. Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving such notice. Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

       25. This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

       26. All laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto. The Fund and the Bank hereby consent to the exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

       27. The performance and provisions of this Agreement are intended to benefit only the Bank and each Fund, and no rights shall be granted to any other person by virtue of this Agreement.

       28. The Bank hereby represents and warrants that it has implemented and shall maintain appropriate measures designed to satisfy the requirements of federal and New York law applicable to the Bank with respect to the confidentiality of the portfolio holdings and transactions of each Fund. Upon request, the Bank shall annually make available to each such Fund such summaries or audit reports, including any SAS 70 report, as the Bank generally makes available to its similar customers.

       29. The Bank is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of those registered investment companies which are business trusts and agrees that the obligations and liabilities assumed by a registered investment company or any Fund pursuant to this Agreement, including without limitation, any obligations or liability to indemnify the Bank, shall be limited in any case to the relevant Fund and its assets and that the Bank shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund nor its shareholders, from the Trustees, Officers, employees or agents of the registered investment company or Fund, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Bank involving more than one Fund, the Trustees or Officers of such Funds shall have the exclusive right to determine the appropriate allocations of liability for any claim between or among the Funds.

                                        Each of the registered investment
                                        companies or series thereof listed on
                                        Schedule I to this Agreement

                                        By:  /s/ Richard J. Thomas
                                        Name:  Richard J. Thomas
                                        Title:  Treasurer

Attest

                                        THE BANK OF NEW YORK

                                        By:  /s/ Edward G. McGann
                                        Name:  Edward G. McGann
                                        Title:  Managing Director

Attest:  /s/ Edward P. Reginald, Jr.

                    APPENDIX A TO FUND ACCOUNTING AGREEMENT
                                    BETWEEN
                              THE BANK OF NEW YORK
                                      AND
                              THE FEDERATED FUNDS

       I. The Bank of New York (the "Bank"), as agent for The Federated Funds (the "Fund"), shall maintain the following records on a daily basis for each Series.
             1.     Report of priced portfolio securities
             2.     Statement of net asset value per share

       II. The Bank shall maintain the following records on a monthly basis for each Series:
             1.     General Ledger
             2.     General Journal
             3.     Cash Receipts Journal
             4.     Cash Disbursements Journal
             5.     Subscriptions Journal
             6.     Redemptions Journal
             7.     Accounts Receivable Reports
             8.     Accounts Payable Reports
             9.     Open Subscriptions/Redemption Reports
             10.    Transaction (Securities) Journal
             11.    Broker Net Trades Reports

       III. The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

       The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund's Auditors.

       IV. For internal control purposes, the Bank uses the Account Journals provided by The Bank of New York Custody System to record daily settlements of the following for each Series:
             1.     Securities bought
             2.     Securities sold
             3.     Interest received
             4.     Dividends received
             5.     Capital stock sold
             6.     Capital stock redeemed
             7.     Other income and expenses

       All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

                                   APPENDIX B

       I, Richard Thomas, the duly elected Treasurer of the Funds, do hereby certify in such capacity that:

       The following individuals signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

Name                       Signature                               Initials

Diane C. Allsworth         /s/ Diane C. Allsworth                  /s/ DCA

Kristin M. Altschaffl      /s/ Kristin M. Altschaffl               /s/ KMA

Keith A. Antle             /s/ Keith A. Antle                      /s/ KAA

Ronald J. Ecoff, Jr.       /s/ Ron Ecoff                           /s/ RJE

Allison Gerber             /s/ Allison Gerber                      /s/ AG

Charles W. McHugh          /s/ Charles McHugh                      /s/ CM

Deborah M. Molini          /s/ Deborah M. Molini                   /s/ bmolini

Richard N. Paddock         /s/ Richard N. Paddock                  /s/ RP

Beverly L. Pirker          /s/ Beverly L. Pirker                   /s/ BLP

Gretchen M. Shoup          /s/ Gretchen M. Shoup                   /s/ GMS

Sean A. Suchko             /s/ Sean Suchko                         /s/ SS

Richard J. Thomas          /s/ Richard J. Thomas                   /s/ RJT

Tatiana M. Yewisiak        /s/ Tatiana M. Yewisiak                 /s/ TMY

                                   APPENDIX C

                          PRICING AUTHORIZATION MATRIX

Security     Primary        Secondary      Tertiary      Pricing         Pricing
Type         Source         Source         Source        Logic           Default
                                                                         Logic

Fixed
Income

Money        FT Inter-
Market       active                                      Un-rounded
Securities   Data           Broker         N/A           Bid             N/A




Explanation of Fields

Primary Source:            Indicate the primary source for prices for the
                           security type.  If an Investment Manager is a pricing
                           source, please specify explicitly.
Secondary Source:          Indicate the secondary source for prices for the
                           security type.  If an Investment Manager is a pricing
                           source, please specify explicitly.
Tertiary Source:           Indicate the tertiary (3rd level) source for prices
                           for the security type.  If an Investment Manager is a
                           pricing source, please specify explicitly.
Pricing Logic:             Indicate the price type to be referenced for the
                           security type:  Ask, Bid, Close, Evaluated, Last,
                           Etc.
Pricing Default Logic:     Indicate the price type to be referenced for the
                           security type:  Ask, Bid, Close, Evaluated, Last,
                           Etc. in the instance where the preferred price type is not available.

                                   SCHEDULE I


 Federated Capital Reserves Fund a portfolio of Money Market Obligations Trust

Federated Government Reserves Fund a portfolio of Money Market Obligations Trust

    Federated Municipal Trust a portfolio of Money Market Obligations Trust

                              FEDERATED INVESTORS
              ACCOUNTING, ADMINISTRATION AND CUSTODY FEE SCHEDULE
                            EFFECTIVE JUNE 13, 2005

FUND ACCOUNTING AND ADMINISTRATION

(Reserved)

DOMESTIC CUSTODY (U.S. SECURITIES PROCESSING)

SAFEKEEPING, INCOME COLLECTION, TRANSACTION PROCESSING, ACCOUNT ADMINISTRATION

0.25         of a basis point per annum on the average net assets of the Fund.

U.S. SECURITY TRANSACTION CHARGES (PER TRANSACTION):

$4.50        DTC/FRB Book Entry Settlements
$4.00        Repurchase Agreements (each leg)
$5.00        Time Deposits
$5.00        Maturities
$20.00       Physical Settlement, Euroclear, Options, and Futures Transactions
$5.00        Paydowns
$4.00        Wire Transfers/Checks (not related to securities settlements)
$2.00        Interfund/Account Transactions

MANUAL INSTRUCTION SURCHARGE
Transactions instructed in a manner which does not facilitate Straight Through Processing will incur an additional $15 per transaction

OUT-OF-POCKET
In addition to the above fee schedule, Out of Pocket expenses will be charged as incurred. These charges would include but are not limited to:
       Securities pricing
       Custom electronic interfaces and/or programming beyond normal and customary system development associated with conversion
       Local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses which are unique to a country in the funds are investing.

COMPENSATING BALANCE ARRANGEMENT

(Reserved)






FEDERATED INVESTORS                            THE BANK OF NEW YORK

ACCEPTED BY:/s/ Richard J. Thomas              ACCEPTED BY:/s/ Edward G. McGann
NAME:  Richard J. Thomas                       NAME:  Edward G. McGann
TITLE:  Treasurer                              TITLE:  Managing Director
DATE:  May 25, 2005                            DATE:  May 23, 2005

LIST OF FUNDS                                               TAX ID NUMBER

Federated Capital Reserves Fund, a portfolio of             20-2024617
Money Market Obligations Trust

Federated Government Reserves Fund, a portfolio of          20-2024687
Money Market Obligations Trust

Federated Municipal Trust, a portfolio of                   20-2024655
Money Market Obligations Trust